Exhibit 10.4

                           STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement is entered into on February 28, 1997 between KMS INDUSTRIES, INC., a Delaware corporation ("Company"), and TERENCE C. LIDDY ("Purchaser"), pursuant to an Agreement between the parties dated February 28, 1997 ("Agreement").

BACKGROUND:

     A. Purchaser serves as Chairman of the Board and Chief Executive Officer of Company pursuant to an Employment Agreement approved by the Company's Board of Directors on December 15, 1995 and executed on December 29, 1995 and extended by the Agreement.

     B. The arrangements contemplated by the Agreement, including this stock purchase transaction, are the result of extensive negotiations between Company through its independent director, and Purchaser. Such arrangements are intended to provide financial relief to Company, and to induce Purchaser to continue to perform services on behalf of Company.

     C. The Agreement contemplates a purchase by Purchaser from Company of 100,000 shares of common stock of Company, exercise price of $.07 per share; such purchase is being implemented by this Stock Purchase Agreement.

     THEREFORE, it is hereby agreed as follows:

     1. Stock Purchase. Purchaser hereby agrees to purchase, and Company hereby agrees to sell to Purchaser, at the Closing as defined in Section 2 below, 100,000 shares of common stock of Company at a cash price of $.07 per share, for an aggregate of $7,000. This price was established in the Agreement, and was determined by the Board of Directors to be the current market price of common stock of Company as of the date of the Agreement.

     2. Closing. A Closing shall take place at a mutually convenient time and place within forty-five days after the execution of this Stock Purchase Agreement. At the Closing, Purchaser shall tender the sum of $7,000 in cash or other immediately available funds, and Company shall tender certificates representing 100,000 shares of common stock of Company issued in favor of Purchaser or Purchaser's nominee.

     3. Purchaser's Securities Law Representations. In connection with the purchase of stock pursuant to this Stock Purchase Agreement, Purchaser represents to Company and acknowledges that: (i) as the result of his positions with the Company, he is fully informed about the business, financial condition and prospects of the Company; (ii) Purchaser is acquiring the stock for investment purposes and not with a view to resale or distribution; (iii) Purchaser understands that the stock will not be registered under the Securities Act of 1933 or under the Michigan Securities Act and agrees that he will not sell or transfer the stock for a period of two years after the date hereof except pursuant to registration under such Acts; and (iv) the certificates for stock will bear a restrictive legend providing that no sale or other transfer may be made except pursuant to registration or exemption under the Securities Act of 1933 and any applicable state securities law, such exemption to be confirmed by an opinion of counsel for the Company that the proposed sale or transfer does not violate state or federal securities laws.

     4. Piggyback Registration Rights. In the event Company proposed in the future to register any additional shares of its common stock or other securities pursuant to the Securities Act of 1933 in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the stock purchased pursuant to this Agreement), the Company shall promptly give Purchaser written notice of such proposed registration. Upon the written request of Purchaser within twenty days after the receipt of such notice from the Company, the Company shall use its best efforts to include the shares purchased hereunder in such registration. Company shall pay all expenses of the registration, excluding underwriting discounts and commissions relating to Purchaser's shares. As a condition to Company's obligations hereunder, Purchaser must accept the terms of the offering as agreed upon between Company and underwriters selected by Company, must provide promptly all information requested by the underwriters selected by Company, must provide promptly all information requested by the underwriters, and must execute and deliver all documents required by the underwriters. In any event, the quantity of Purchaser's shares included in such registration shall at all times be limited to that amount which the underwriters determine will not jeopardize the success of the offering by the Company.

     Executed at Ann Arbor, Michigan on the date first above written.

                                   KMS INDUSTRIES, INC.

/s/ Terence C. Liddy               By: /s/ Patrick B. Long
TERENCE C. LIDDY                       PATRICK B. LONG
                                       Chief Executive Officer

                                   And By: /s/ Richard E. Fry
                                           RICHARD E. FRY
                                           Independent Director